Exhibit 99.1
FOR IMMEDIATE RELEASE
Service Properties Trust Announces Second Quarter 2025 Results

Newton, MA (August 5, 2025). Service Properties Trust (Nasdaq: SVC) today announced its financial results for the quarter ended June 30, 2025, which can be found at the Quarterly Results section of SVC’s website at https://www.svcreit.com/investors/financial-information/default.aspx.
A conference call to discuss SVC’s second quarter results will be held on Wednesday, August 6, 2025 at 10:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 329-3720 or (412) 317-5434 (if calling from outside the United States and Canada); a pass code is not required. A replay will be available for one week by dialing (877) 344-7529; the replay pass code is 2154233. A live audio webcast of the conference call will also be available in a listen only mode on SVC’s website, at www.svcreit.com. The archived webcast will be available for replay on SVC’s website after the call. The transcription, recording and retransmission in any way of SVC’s second quarter conference call are strictly prohibited without the prior written consent of SVC.
About Service Properties Trust:
SVC is a real estate investment trust with over $11 billion invested in two asset categories: hotels and service-focused retail net lease properties. As of June 30, 2025, SVC owned 200 hotels with over 35,000 guest rooms throughout the United States and in Puerto Rico and Canada. As of June 30, 2025, SVC also owned 742 service-focused retail net lease properties with over 13.1 million square feet throughout the United States. SVC is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with approximately $40 billion in assets under management as of June 30, 2025, and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. SVC is headquartered in Newton, MA. For more information, visit www.svcreit.com.

Contact:
Kevin Barry, Senior Director, Investor Relations
(617) 796-8232

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A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.